                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549


                                  FORM 8-K


                               CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of
                    The Securities Exchange Act of 1934




       Date of Report (Date of earliest event reported):  July 1, 1994


                         DAUPHIN DEPOSIT CORPORATION
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           (Exact name of registrant as specified in its charter)



         Pennsylvania                  0-8415                23-1938831
- -------------------------------      ----------         ------------------------
(State or other jurisdiction of      (Commission        (I.R.S. Employer
incorporation or organization)       File No.)          Identification Number)



    213 Market Street, Harrisburg, Pennsylvania                    17105
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    (Address of principal executive offices)                    (Zip Code)



             Registrant's telephone number, including area code:


                               (717) 255-2121



                               NOT APPLICABLE
- --------------------------------------------------------------------------------
           (Former name or address, if changed, since last report)
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ITEM 5    OTHER EVENTS.
          ------------

          Effective July 1, 1994, Dauphin Deposit Corporation (the "Corporation"), through its wholly-owned bank subsidiary, Dauphin Deposit Bank and Trust Company ("Dauphin Bank") acquired 100% of the outstanding stock of Eastern Mortgage Services, Inc. ("EMS"), a closely-held mortgage banking company headquartered in Trevose, Pennsylvania.

          Pursuant to the definitive Stock Purchase Agreement dated May 26, 1994, the outstanding stock of EMS was acquired by Dauphin Bank for a purchase price of approximately $20,000,000 in cash, subject to post-closing adjustments. EMS will be operated as a wholly-owned subsidiary of Dauphin Bank.

          A copy of the Corporation's Press Release regarding the consummation of the acquisition is attached hereto as Exhibit 99 and by this reference incorporated herein.

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ITEM 7  FINANCIAL STATEMENTS, PRO-FORMA FINANCIAL INFORMATION AND EXHIBITS.
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           (c) Exhibits.

               99     Dauphin Deposit Corporation Press Release dated
                      July 1, 1994.

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                      DAUPHIN DEPOSIT CORPORATION


                       By: /s/  Dennis L. Dinger
                       ---------------------------
                          Dennis L. Dinger
                          Executive Vice President and
                          Chief Financial Officer


Date: July 1, 1994

                                EXHIBIT INDEX


Exhibit
Number                        Description                      Page
- -------                       -----------                      ----
  99                Press Release, dated July 1, 1994,          5
                    announcing consummation of acquisition
                    of Eastern Mortgage Services, Inc. by
                    Dauphin Deposit Bank and Trust Company



                                      4